UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2006 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 1.02	Termination of a Material Definitive Agreement

On December 29, 2006, Nu Skin Enterprises, Inc. (the “Company”) agreed to terminate a Shareholders Agreement among the Company and an individual named Dato’ Mohd Nadzmi Bin Mohd Sulleh (“Nadzmi”) dated September 25, 2001, as amended from time to time, relating to the Company’s Malaysia subsidiary, Nu Skin (Malaysia) Holdings Sdn. Bhd. (“Nu Skin Malaysia”). The Shareholders Agreement contained various restrictive covenants and agreements regarding the disposition of Nu Skin Malaysia shares and other related matters. The Shareholders Agreement was terminated in connection with the Company’s entering into an agreement to purchase Nadzmi’s 30% interest in Nu Skin Malaysia for a total of RM 14,851,796 (approximately U.S. $4.2 million as of December 29, 2006). Concurrent with the repurchase, in order to continue to comply with Malaysian law which requires at least 30% of Nu Skin Malaysia to be owned by Malaysian nationals, the Company agreed to resell Nadzmi’s 30% interest to a corporation owned by two different Malaysian nationals for the same amount the Company paid to Nadzmi for his shares, payable on a deferred basis.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date: January 5, 2007